UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 2, 2020
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Rayonier Advanced Materials Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Accounting Officer

On March 2, 2020, Rayonier Advanced Materials Inc. (the “Company”) announced that Ms. Gabriela Garcia had joined the Company as Vice President, Corporate Controller, and is expected to be elected to the position of Chief Accounting Officer and Vice President, Corporate Controller, immediately subsequent to the 2nd quarter, 2020, 10Q filing in early August.

Ms. Garcia, age 44, was most recently the Controller for Nexeo Plastics Parent Inc. located in Houston, TX, a position she held from July 2019 to February 2020. Previously, she was the Assistant Controller and Controller for Nexeo Solutions Inc. from July 2012 to June 2019. Ms. Garcia also has approximately 23 years of progressive accounting experience working for firms such as Harken Energy Corporation, Reliant Energy, Inc., Air Liquide USA, LLC, Marathon Oil Company, and Geokinetics, Inc. Ms. Garcia is a Certified Public Accountant with an undergraduate degree from the University of Texas at Arlington in marketing, a MS degree in accounting from the University of St. Thomas in Houston, Texas, and an MBA from Houston Baptist University.

Ms. Garcia will be eligible to receive salary and bonus, and equity awards under the Company’s Incentive Stock Plan, at levels that are consistent with her seniority and position. She will also receive health, welfare, retirement, vacation and sick leave benefits that are generally available to salaried employees. Additionally, Ms. Garcia will enter into the Company’s standard indemnification agreement for its officers.

There are no other arrangements or understandings pursuant to which Ms. Garcia will be appointed Chief Accounting Officer and Vice President, Controller. There are no family relationships, as described in Item 401(d) of Regulation S-K, among any of the Company’s directors, executive officers, and Ms. Garcia. There are no related party transactions between the Company and Ms. Garcia reportable under Item 404(a) of Regulation S-K.

Immediately subsequent to the 2nd quarter, 2020, 10Q filing in early August, Mr. John P. Carr, the Company’s current Chief Accounting Officer, will resign from that position. After assisting in Ms. Garcia’s transition into her new position, Mr. Carr will be appointed to another critical leadership role with the Company, to be announced at a later time.

Senior Vice President, General Counsel and Corporate Secretary

On March 3, 2020, Michael R. Herman announced his intention to resign as Senior Vice President, General Counsel and Corporate Secretary of the Company. Mr. Herman’s resignation will be effective at 11:59 p.m. on March 20, 2020. Mr. Herman, who has accepted a position with another firm, confirmed that his resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its financial controls or other financial-related matters.

Item 8.01	Other Events
Upon Mr. Herman’s resignation, R. Colby Slaughter, currently Assistant General Counsel, will be appointed Vice President, General Counsel and Corporate Secretary of the Company. Mr. Slaughter joined the Company in 2013.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

March 4, 2020

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